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                               PALMER & DODGE LLP
                              111 Huntington Ave.
                                Boston, MA 02199



June 13, 2003


Lamar Advertising Company
555 Corporate Boulevard
Baton Rouge, Louisiana 70808

Re:   2 7/8% Convertible Notes due 2010

Dear Ladies and Gentlemen:

      Reference is made to our opinion dated October 19, 2000 and included as
Exhibit 5.1 to the Registration Statement on Form S-3 (File No. 333-48288) (the "Registration Statement") filed on October 20, 2000, by Lamar Advertising Company (the "Company"), a Delaware corporation, with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). We are rendering this supplemental opinion in connection with the prospectus supplement to the Registration Statement (the "Prospectus Supplement") dated June 10, 2003 filed by the Company with the Commission pursuant to Rule 424 under the Securities Act. The Prospectus Supplement relates to the offering by the Company of up to $287,500,000 aggregate principal amount of 2 7/8% Convertible Notes due 2010 (the "Notes"), which Notes are covered by the Registration Statement. The Notes are to be issued pursuant to an Indenture as supplemented (the "Indenture") between the Company and Wachovia Bank of Delaware, National Association, as trustee (the "Trustee"), the form of which was filed as an exhibit to the Registration Statement. We understand that the Notes are to be offered and sold in the manner described in the Prospectus Supplement.

      We have acted as your counsel in connection with the preparation of the Registration Statement and the Prospectus Supplement. We are familiar with the proceedings of the Board of Directors of the Company in connection with the authorization, issuance and sale of the Notes. We have made such examination as we consider necessary to render this opinion.

      In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

      The Notes and the Indenture are governed by the laws of the State of New York and, therefore, in rendering our opinion as to the validity, binding effect and enforceability of the Notes, we have relied upon the opinion of Cahill Gordon & Reindel LLP with respect to matters of New York law. Except to the extent of such reliance, the opinions rendered herein are limited to the laws of the Commonwealth of Massachusetts, the Delaware General Corporation Law (including the
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Lamar Advertising Company
June 13, 2003
Page 2

applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws) and the federal laws of the United States.

      Based upon the foregoing, we are of the opinion that:

      1. The Company is validly existing as a corporation and in good standing under the laws of the State of Delaware and has the corporate power to execute and deliver the Notes and the Indenture and to perform its obligations thereunder.

      2. The Notes have been duly authorized by all necessary corporate action of the Company, and upon the due execution and delivery of the Indenture by the Company and the Trustee and the due execution, authentication and delivery of the Notes in accordance with the Indenture against payment therefor as contemplated by the Registration Statement and the Prospectus Supplement, the Notes will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

      3. The shares of Class A Common Stock issuable upon conversion of the Notes have been duly authorized, and when issued upon conversion of the Notes in accordance with the terms of the Indenture and the Notes, will be validly issued, fully paid and nonassessable.

      The foregoing opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) general principles of equity (whether considered in a proceeding in equity or at law).

      To the extent that the obligations of the Company under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture will be duly authorized, executed and delivered by the Trustee and will constitute the valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee will be in compliance, with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

      We hereby consent to the filing of this opinion as part of the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus Supplement.

Very truly yours,




/s/ Palmer & Dodge LLP

PALMER & DODGE LLP